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                                     BY-LAWS

                                       FOR

                      PILGRIM AMERICA MASTERS SERIES, INC.

                  (Amended and Restated as of October 23, 1995)

                                    ARTICLE I

                                     Offices

      Section 1. Principal Office. The principal office of the Corporation in the State of Maryland shall be in the City of Baltimore.

      Section 2. Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

                                  ARTICLE II

                           Meetings of Stockholders

      Section 1. Annual Meeting. Subject to this Article II, an annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall select. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended.
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      Section 2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman, President, the Secretary or by a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting.

      Special meetings of the stockholders shall be called by the Secretary upon receipt of written request of the holders of shares entitled to cast not less than 10% of the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. No special meeting shall be called upon the request of stockholders to consider any matter that is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

      Section 3. Place of Meetings. Meetings of stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.



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      Section 4. Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each stockholders' meeting and, if the meeting is a special meeting, the purpose or purposes of the meeting, shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

      Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice that is filed with the records of the meeting.

      Section 5. Quorum, Adjournment of Meetings. The presence at any stockholders' meeting, in person or by proxy, of stockholders of one-third of the shares of the stock of the Corporation thereat shall be necessary and sufficient to constitute a quorum for the transaction of business, except for any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by


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proxy of stockholders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum. The holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, whether or not sufficient to constitute a quorum, or, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

      Section 6. Organization. At each meeting of the stockholders, the Chairman, or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chairman and the President, a Senior Vice President or a Vice President, shall act as chairman of the meeting; provided, however, that if no such officer is present or able to act, a chairman of the meeting shall be elected at the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.


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      Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

      Section 8. Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every full share of such stock, with a fractional vote for any fractional shares, standing in his or her name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 9 of this Article or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

      Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, any


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corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes validly cast at a meeting of stockholders at which a quorum is present.

      If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

      Section 9. Fixing of Record Date. The Board of Directors may fix a time not less than 10 nor more than 90 days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no other shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the


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later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. The Board of Directors may fix a record date for determining stockholders entitled to receive payment of a dividend or distribution, but such date shall be not more than 90 days before the date on which such payment is made. If no record date has been fixed, the record date for determining stockholders entitled to receive dividends or distributions shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or distribution is adopted, but the payment shall not be made more than 60 days after the date on which the resolution is adopted.

      Section 10. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any meeting of stockholders, or any action that may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (i) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder


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entitled to notice of the meeting but not entitled to vote thereat.

                                  ARTICLE III

                              Board of Directors

      Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and all powers of the Corporation may be exercised by or under authority of the Board of Directors.

      Section 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be less than three (3) nor more than fifteen (15) except that the Corporation may have less than three (3) but no less than one (1) director if there is no stock outstanding, and may have a number of directors no fewer than the number of stockholders so long as there are fewer than three (3) stockholders. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term unless such director is specifically removed pursuant to Section 5 of this


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Article III at the time of such decrease. Directors need not be stockholders.

      Section 3. Election and Term of Directors. Directors shall be elected annually, by written ballot at the annual meeting of stockholders or a special meeting held for that purpose; provided, however, that if no annual meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 1 of Article II of these ByLaws, directors shall be elected at the next annual meeting held. The term of office of each director shall be from the time of his or her election and qualification until the election of directors next succeeding his or her election and until his or her successor shall have been elected and shall have qualified.

      Section 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or the Chairman or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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      Section 5. Removal of Directors. Any director of the Corporation may be removed by the stockholders by a vote of a majority of the votes entitled to be cast for the election of directors.

      Section 6. Vacancies. If any vacancies shall occur in the Board of Directors (i) by reason of death, resignation, removal or otherwise, the remaining directors shall continue to act, and, subject to the provisions of the Investment Company Act of 1940, as amended, such vacancies (if not previously filled by the stockholders) may be filled by a majority of the remaining directors, although less than a quorum, and (ii) by reason of an increase in the authorized number of directors, such vacancies (if not previously filled by the stockholders) may be filled only by a majority vote of the entire Board of Directors.

      Section 7. Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.


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      Section 8. Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such regular meetings need not be in writing, provided that notice of any change in the time or place of such fixed regular meetings shall be communicated promptly to each director not present at the meeting at which such change was made in the manner provided in Section 9 of this Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

      Section 9. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman, President, the Secretary or two or more of the directors. Notice of special meetings, stating the time and place, shall be communicated to each director personally by telephone or transmitted to him or her by telegraph, telefax, telex, cable or wireless at least one day before the meeting.


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      Section 10. Waiver of Notice. No notice of any meeting of the Board of
Directors or a committee of the Board of Directors need be given to any director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

      Section 11. Quorum and Voting. At all meetings of the Board of Directors, the presence of one-third of the entire Board of Directors shall constitute a quorum unless there are only two or three directors, in which case two directors shall constitute a quorum. If there in only one director, the sole director shall constitute a quorum. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

      Section 12. Organization. The Board of Directors shall, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman to preside at a meeting, the President, or, in his or her absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his or her absence or inability to act, any person appointed by the


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Chairman) shall act as secretary of the meeting and keep the minutes thereof.

      Section 13. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

      Section 14. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

                                  ARTICLE IV

                                  Committees

      Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, composed of two or more directors. The Chairmen of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to


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fill vacancies in the committees. The Board of Directors may delegate to these committees any of its powers, except the power to authorize the issuance of stock, declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws, or approve any merger or share exchange that does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

      Section 2. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.


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                                   ARTICLE V

                        Officers, Agents and Employees

      Section 1. General. The officers of the Corporation shall be a Chairman, a President, a Secretary and a Treasurer, and may include one or more additional Senior Vice Presidents, Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 8 of this Article.

      Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 8 of this Article V, shall be elected by the Board of Directors at its first meeting and thereafter annually at an annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board of Directors. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

      Section 3. Removal and Resignation. Whenever in the judgment of the Board of Directors the best interest of the


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Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors at any regular meeting or at a special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the Chairman, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

      Section 4. Chairman. The Chairman shall be the chief executive officer of the Corporation. Subject to the supervision of the Board of Directors, he or she shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

      Section 5. President. The President shall act under the direction of the Chairman and in the absence or disability of the Chairman shall perform the duties and exercise the powers of Chairman. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. Unless otherwise


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determined by the Board of Directors, he shall be the chief operating officer and shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman.

      Section 6. Senior Vice President. The Board of Directors may from time to time elect one or more Senior Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors, the Chairman or the President. At the request or in the absence or disability of the President, the Senior Vice President (or, if there are two or more Senior Vice Presidents, then the more senior of such officers present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may perform such duties as the Board of Directors may assign.

      Section 7. Treasurer and Assistant Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He or she shall render to the Board of Directors,


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whenever directed by the Board, an account of the financial condition of the
Corporation and of all his or her transactions as Treasurer; and as soon as possible after the close of each fiscal year he or she shall make and submit to the Board of Directors a like report for such fiscal year. He or she shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

      Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, the Assistant Treasurer (or if there are two or more Assistant Treasurers, then the more senior of such officers present and able to act) may perform all of the duties of the Treasurer.

      Section 8. Secretary and Assistant Secretary. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. He or she shall perform such other


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duties as appertain to his or her office or as may be required by the Board of
Directors.

      Any Assistant Secretary may perform such duties of the Secretary as the Secretary of the Board of Directors may assign, and, in the absence of the Secretary, he or she may perform all the duties of the Secretary.


      Section 9. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their rights, terms of office, authorities and duties.

      Section 10. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 8 of this Article V.


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      Section 11. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                                  ARTICLE VI

                                Indemnification

      Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the


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fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

      Section 2. Advances. Any current or former director or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him or her in connection with the matter as to which he or she is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form


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and amount acceptable to the Corporation for his undertaking; (b) the
Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither interested persons as defined in the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party Directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

      Section 3. Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. In addition, indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct; or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.


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      Section 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940, as amended.


      Section 5. Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee, or agent as provided above.

      Section 6. Amendments. References in this Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these By-Laws shall effect any right of any person under this


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Article based on any event, omission or proceeding prior to the amendment.

      Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided, that no insurance may be purchased which would indemnify any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of disabling conduct.

                                  ARTICLE VII

                                 Capital Stock

      Section 1. Stock Certificate. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates representing


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shares of stock shall be signed by or in the name of the Corporation by the
Chairman, President, a Senior Vice President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Certificates may be sealed with the actual corporate seal or a facsimile of it or in any other form. Any or all of the signatures or the seal on the certificate may be manual or a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue unless written instructions of the Corporation to the contrary are delivered to such officer, transfer agent or registrar.

      Section 2. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

      Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his


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or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

      Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all


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

certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.


      Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it that the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board of Directors may, in its discretion, require such owner or his or her legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.


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

                                 ARTICLE VIII

                                     Seal

      The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland." The form of the seal may be altered by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Any officer or director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

                                  ARTICLE IX

                                  Fiscal Year

      The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


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

                                   ARTICLE X

                          Depositories and Custodians

      Section 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

      Section 2. Custodians. All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

                                  ARTICLE XI

                           Execution of Instruments

      Section 1. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate or as these ByLaws provide.


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

      Section 2. Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or so transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board of Directors and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the Chairman, the President, any Senior Vice President, any Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

                                  ARTICLE XII

                         Independent Public Accountant

      The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.

                                 ARTICLE XIII

                                  Amendments

      These By-Laws or any of them may be amended, altered or repealed at any regular meeting of the stockholders or at any


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

special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. These By-Laws may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, except any particular By-Law that is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.


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